J.P. Morgan Exchange-Traded Fund Trust

J.P. Morgan Fleming Mutual Fund Group, Inc.

J.P. Morgan Mutual Fund Investment Trust

JPMorgan Institutional Trust

JPMorgan Insurance Trust

JPMorgan Trust I

JPMorgan Trust II

JPMorgan Trust IV

Undiscovered Managers Funds

(each, a “Trust”)

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Brian S. Shlissel, Timothy J. Clemens, Paul Shield, Frederick J. Cavaliere, Michael M. D’Ambrosio, Jessica K. Ditullio, Elizabeth A. Davin, Gregory S. Samuels, Carmine Lekstutis, Zachary E. Vonnegut-Gabovitch, Anthony Geron, Matthew J. Beck, Kiesha T. Atwood-Smith and Max Vogel, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, to sign any and all registration statements, including registration statements on Form N-1A, Form N-2 and Form N-14, or other filings made with the Securities and Exchange Commission or any state regulatory agency or authority applicable to the above named Trust, and any and all amendments or supplements thereto or other instruments or documents in connection therewith, and withdrawals thereof, and to file the same, with any or all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Trustee or Director of a Trust, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Powers of Attorney may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

/s/ Robert F. Deutsch	/s/ Thomas P. Lemke
Robert F. Deutsch Trustee	Thomas P. Lemke Trustee

/s/ John F. Finn	/s/ Lawrence R. Maffia
John F. Finn Trustee	Lawrence R. Maffia Trustee

/s/ Stephen P. Fisher	/s/ Mary E. Martinez
Stephen P. Fisher Trustee	Mary E. Martinez Trustee

/s/ Gary L. French	/s/ Marilyn McCoy
Gary L. French Trustee	Marilyn McCoy Trustee

/s/ Kathleen M. Gallagher	/s/ Robert A. Oden, Jr.
Kathleen M. Gallagher Trustee	Robert A. Oden, Jr. Trustee

/s/ Robert J. Grassi	/s/ Marian U. Pardo
Robert J. Grassi Trustee	Marian U. Pardo Trustee

/s/ Frankie D. Hughes	/s/ Nina O. Shenker
Frankie D. Hughes Trustee	Nina O. Shenker Trustee

/s/ Raymond Kanner	/s/ Emily A. Youssouf
Raymond Kanner Trustee	Emily A. Youssouf Trustee

Dated: January 5, 2022